Exhibit 10.3

EXECUTION COPY

Amendment No. 1 to Separation and Distribution Agreement

This Amendment No. 1 to Separation and Distribution Agreement (the “Amendment”), is effective as of May 20, 2015, by and between United Online, Inc., a Delaware corporation (“United Online”), and FTD Companies, Inc., a Delaware corporation (“FTD”), and is entered into with respect to the Separation and Distribution Agreement dated as of  October 31, 2013 (the “Agreement”), by and between United Online and FTD (collectively referred to herein as the “Parties”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the Parties wish to enter into this Amendment to amend certain provisions of the Agreement in each case as provided herein.

AMENDMENTS

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the Parties agree as follows:

1.                                      Amendment to Section 7.4.  Section 7.4 of the Agreement is hereby amended by replacing such section in its entirety with the following:

Section 7.4                                    Litigation

(a)                                 Shared Litigation Matters.

(i)                         Control of Shared Litigation Matters.

(A) United Online shall have the right to control the litigation and settlement of the Shared Litigation Matters set forth in Schedule 7.4 hereto; provided, however, that with respect to Shared Litigation Matters set forth in Schedule 7.4 hereto other than the Multistate Investigation (as defined in Schedule 7.4 hereto), United Online shall not enter into any settlement thereof without the consent (not to be unreasonably withheld, conditioned or delayed) of FTD if the proposed settlement agreement includes non-monetary requirements or covenants applicable to any FTD Entity that are materially more restrictive than the non-monetary requirements or covenants included in any settlements entered into by any FTD Entity prior to the proposed settlement; provided, further, that in the event the Multistate Investigation is not settled within the six (6) month period (the “Settlement Period”) following the Distribution Date, United Online shall not enter into any settlement of the Multistate Investigation without the consent (not to be unreasonably withheld, conditioned or delayed) of FTD if the proposed settlement agreement includes non-monetary requirements or covenants applicable to any FTD Entity that are materially more restrictive than the non-monetary requirements or covenants that were included in the last draft of the settlement agreement proposed by the Attorneys General during the Settlement Period.

(B)  United Online and FTD shall jointly coordinate the litigation and settlement of the Shared Litigation Matters other than the actions set forth in Schedule 7.4 hereto (the “New Shared Litigation Matters”) in the event that a New Shared Litigation Matter is filed.  United Online and FTD shall each control and pay their own counsel for such New Shared Litigation Matters.  In connection with all New Shared Litigation Matters, United Online and FTD agree that:

(1) FTD and United Online shall cooperate and consult to the extent reasonably necessary or advisable with respect to all New Shared Litigation Matters.

(2) Each Party shall include (or copy) the other Party on all related external correspondence and external communications received from the relevant Governmental Authority or conducted by such Party with the relevant Governmental Authority, or in which such Party participates with the relevant Governmental Authority, and shall promptly following its receipt thereof provide the other Party with copies of any materials received from the relevant Governmental Authority in connection therewith.

(3) Each Party shall (i) give the other Party prompt notice of the making or commencement of any Action regarding a New Shared Litigation Matter, (ii) keep the other Party informed as to the status of any such Action, and (iii) promptly inform the other Parties of any communication to or from any Governmental Authority regarding a New Shared Litigation Matter.

(4)  Each Party will consult and cooperate with the other Party and will consider in good faith the views of the other Party in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with a Shared Litigation Matter.

(5)  Except as may be prohibited by any Governmental Authority or by Law and except as otherwise may be agreed to by the Parties at the time, each Party will permit authorized representatives of the other Party to be present at each meeting or conference with the relevant Governmental Authority relating to such Action and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such Action.

(6) The Parties shall keep each other apprised of any settlement negotiations regarding a New Shared Litigation Matter and neither Party shall enter into any such settlement without the consent (not to be unreasonably withheld, conditioned or delayed) of the other Party if the settlement (i) has the effect of permitting any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against the other Party, (ii) includes an admission of guilt or liability on behalf of the other Party or its affiliates, or (iii) is otherwise prejudicial to the other Party or any of its affiliates.

(7)   In the event that a New Shared Litigation Matter is filed, United Online and FTD agree to negotiate in good faith to enter into a Common Interest and Cooperation Agreement on terms mutually agreed to by both parties.  Notwithstanding the foregoing, the obligations under this Section 7.4(a)(i)(B) shall continue in full effect during the negotiations under this Section 7.4(a)(i)(B)(7) and after such negotiations unless amended by the mutual agreement of both parties.

(8) Notwithstanding anything to the contrary in this Agreement, United Online shall not be required to share any communications, correspondence or other information, or consult with FTD, with respect to auto-renewal practices for which FTD bears no liability under Section 7.4(a)(iii)(C).

(ii)                    Allocation of Litigation Expenses as to Shared Litigation Matters other than New Shared Litigation Matters.  United Online shall initially pay all joint attorneys’, accountants’, consultants’, expert witnesses’ and other professionals’ fees and expenses and all other out-of-pocket costs incurred on behalf of itself and/or FTD in the investigation, defense and/or evaluation of each Shared Litigation Matter other than New Shared Litigation Matters (“UOL Litigation Expenses”).  United Online shall periodically furnish to FTD copies of invoices paid by United Online for UOL Litigation Expenses.  Within thirty (30) days of FTD’s receipt of such invoices, FTD shall pay United Online an amount equal to one-third of the UOL Litigation Expenses (or such other share of the UOL Litigation Expenses as mutually and reasonably determined by United Online and FTD), representing FTD’s estimated share of the UOL Litigation Expenses.  For each such Shared Litigation Matter, within sixty (60) days of the final determination of FTD’s allocation of liability pursuant to Section 7.4(a)(iii) below, United Online shall provide to FTD a proposed allocation of the UOL Litigation Expenses between United Online and FTD, calculated to be in proportion to United Online’s and FTD’s respective allocated liability for the settlement or judgment of such Shared Litigation Matter.  If FTD does not object to the proposed allocation within sixty (60) days, FTD shall pay to United Online, or United Online shall pay to FTD, the amount necessary to true up the amounts contributed by each company to match the allocation of the UOL Litigation Expenses.  If FTD provides United Online with a written notice of objection to United Online’s allocation of UOL Litigation Expenses within such sixty (60) day period, United Online and FTD shall endeavor in good faith to negotiate a mutually agreeable allocation of such UOL Litigation Expenses.  If FTD and United Online have not reached a mutually agreeable allocation of such Litigation Expenses within ninety (90) days of United Online’s receipt of such objection notice, either FTD or United Online may request in writing to the other Party that such allocation be resolved through the dispute resolution mechanism provided in Article X.  Each Party shall be entitled to observe the litigation with additional counsel of its own selection at its own cost, and is responsible for the costs of its own in-house counsel and other internal personnel.

(iii)                 Allocation of Liability for Shared Litigation Matters other than New Shared Litigation Matters.

(A) With respect to the Shared Litigation Matters actions set forth in Schedule 7.4 hereto, United Online shall propose an allocation of liability for any judgment or settlement of such Shared Litigation Matter, based upon (x) if available, the allocation identified by a court verdict or, in the event of a settlement, the settling counterparty (i.e., the third party that United Online and/or FTD is entering into a settlement with), or, if neither is available,

(y) the respective amount of revenue received by FTD and United Online from the post-transaction sales transactions at issue in such Shared Litigation Matter.  To the extent that a settlement or judgment is based on challenged practices other than, or other matters in addition to, the post-transaction sales transactions at issue in such Shared Litigation Matter, United Online shall in good faith determine an equitable apportionment of that part of the settlement or judgment as between United Online and FTD.  If FTD provides United Online with a written notice of objection to United Online’s allocation of liability within sixty (60) days of receipt of that allocation, United Online and FTD shall endeavor in good faith to negotiate a mutually agreeable allocation of such liability.  If FTD and United Online have not reached a mutually agreeable allocation of such liability within ninety (90) days of United Online’s receipt of such objection notice, either FTD or United Online may request in writing to the other Party that such allocation be resolved through the dispute resolution mechanism provided in Article X herein.

(B)  For the avoidance of doubt, FTD shall bear no liability for claims in the Shared Litigation Matters that are based on auto-renewal practices.

(b)                                 Other Actions Primarily Relating to UOL Business.  United Online agrees that at all times from and after the Distribution, if an Action other than a Shared Litigation Matter, relating primarily to the UOL Business is commenced by a third party naming FTD Entities as a defendant thereto, then United Online shall use its reasonable best efforts to cause FTD to be removed from such Action; provided that if United Online is unable to cause FTD to be removed from such Action, United Online and FTD shall cooperate and consult to the extent reasonably necessary or advisable with respect to such Action, and United Online shall control and pay for the defense of such Action, and FTD shall be entitled to observe with counsel of its own selection at its own cost, and is responsible for the costs of its own in-house counsel and other internal personnel.  United Online shall control the settlement of such an Action; provided that United Online shall not enter into any such settlement without the consent (not to be unreasonably withheld, conditioned or delayed) of FTD if the settlement (i) has the effect of permitting any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any FTD Entity, (ii) does not release the FTD Entities from all liabilities and obligations with respect to such Action, (iii) includes an admission of guilt or liability on behalf of any FTD Entity, or (iv) is otherwise prejudicial to any of the FTD Entities.  United Online shall in good faith determine an equitable apportionment of the settlement or judgment as between United Online and FTD.  If FTD provides United Online with a written notice of objection to United Online’s allocation of liability within sixty (60) days of receipt of that allocation, United Online and FTD shall endeavor in good faith to negotiate a mutually agreeable allocation of such liability.  If FTD and United Online have not reached a mutually agreeable allocation of such liability within ninety (90) days of United Online’s receipt of such objection notice, either FTD or United Online may request in writing to the other Party that such allocation be resolved through the dispute resolution mechanism provided in Article X herein.

(c)                                  Other Actions Primarily Relating to FTD Business.  FTD agrees that at all times from and after the Distribution, if an Action other than a Shared Litigation Matter, relating primarily to the FTD Business is commenced by a third party naming UOL Entities as a defendant thereto, then FTD shall use its reasonable best efforts to cause UOL Entities to be removed from such Action; provided that if FTD is unable to cause UOL Entities to be removed from such Action, United Online and FTD shall cooperate and consult to the extent reasonably necessary or advisable with respect to such Action, and FTD shall control and pay for the defense of such Action, and United Online shall be entitled to observe with counsel of its own selection at its own cost, and is responsible for the costs of its own in-house counsel and other internal personnel.  FTD shall control the settlement of such an Action; provided that FTD shall not enter into any such settlement without the consent (not to be unreasonably withheld, conditioned or delayed) of United Online if the settlement (i) has the effect of permitting any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any UOL Entity, (ii) does not release the UOL Entities from all liabilities and obligations with respect to such Action, (iii) includes an admission of guilt or liability on behalf of any UOL Entity, or is (iv) otherwise prejudicial to any of the UOL Entities.  FTD shall in good faith determine an equitable apportionment of the settlement or judgment as between FTD and United Online.  If United Online provides FTD with a written notice of objection to FTD’s allocation of liability within sixty (60) days of receipt of that allocation, FTD and United Online shall endeavor in good faith to negotiate a mutually agreeable allocation of such liability.  If United Online and FTD have not reached a mutually agreeable allocation of such liability within ninety (90) days of FTD’s receipt of such objection notice, either United Online or FTD may request in writing to the other Party that such allocation be resolved through the dispute resolution mechanism provided in Article X herein.

(d)                                 Other Actions Not Relating Primarily to UOL Business or FTD Business.  United Online and FTD agree that, at all times from and after the Distribution, if an Action other than a Shared Litigation Matter, which does not relate primarily to the UOL Business or the FTD Business is commenced by a third party naming both one or more UOL Entities Parties and one or more FTD Entities as defendants thereto, then United Online and FTD shall cooperate and consult to the extent reasonably necessary or advisable with respect to such Action, and each Party shall bear its own costs of defending such Action.

(e)                                  Intentionally omitted.

(f)                                   Third-Party Actions Arising From the Transactions.  Except as set forth in the Ancillary Agreements, and subject to Section 9.2(c) and Section 9.3(c), United Online and FTD agree that if an Action that challenges, arises from, or relates to the Transactions, is commenced by a third party naming one or more FTD Entities or one or more UOL Entities, or any of their respective directors or officers as defendants thereto, such Action shall be treated as a Shared Litigation Matter.  FTD and United Online shall cooperate and consult to the extent reasonably necessary or advisable with respect to such Action.

(g)                                  Term.  The Parties’ obligations under section 7.4 shall terminate on May 20, 2017 (the “Termination Date”); provided, however, that if a New Shared Litigation Matter is pending as of such date, the Termination Date shall be extended until the earlier of (i) the resolution of all New Shared Litigation Matters and (ii) May 20, 2019.

2.                                      Amendment to Definition of Shared Litigation Matter.  Section 1.1 of the Agreement is hereby amended by replacing the definition of “Shared Litigation Matter” in such section in its entirety with the following:

“Shared Litigation Matters” means (a) each Action listed on Schedule 7.4; (b) each additional Action hereafter asserted against both a member of the UOL Entities and a member of the FTD Entities that arises out of or relates to any of the practices challenged in the Actions listed on Schedule 7.4 that occurred prior to the consummation of the Distribution; (c) any Action asserted against both a member of the UOL Entities and a member of the FTD Entities prior to the consummation of the Distribution; and (d) any other Action consolidated with any Action referred to in clause (a), (b) or (c) above.

3.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4.                                      Entire Agreement.  The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties and can only be further amended by a written document signed by all Parties expressly stating that it is an amendment to the Agreement.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one agreement.  Each counterpart may be executed and transmitted by facsimile to be followed by an exchange of original signature pages.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the date first above written.

UNITED ONLINE, INC.:

By:	/s/ Francis Lobo
Print Name:	Francis Lobo
Title:	President and Chief Executive Officer

FTD COMPANIES, INC.:

By:	/s/ Scott D. Levin
Name:	Scott D. Levin
Title:	Executive Vice President and General Counsel